UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
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Date of Report (Date of earliest event reported): August 9, 2012 (August 7, 2012)

APOLLO INVESTMENT CORPORATION
(Exact name of Registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation)	814-00646 Commission File Number	52-2439556 (IRS Employer Identification Number)
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9 West 57th Street, New York, NY 10019
(Address, including zip code, of principal executive offices)

Registrant’s telephone number, including area code: (212) 515-3450
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[   ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.     Submission of Matters to a Vote of Security Holders.

On August 7, 2012, Apollo Investment Corporation (the “Company”) held its annual meeting of stockholders (the “Annual Meeting”). The proposals considered at the Annual Meeting are described in detail in the Company's definitive proxy statement for the Annual Meeting as filed with the Securities and Exchange Commission on June 25, 2012 (the "Proxy").  At the Annual Meeting, the Company's stockholders approved the first and second proposals described in the Proxy before the Annual Meeting was adjourned.  To permit additional time to solicit stockholder votes for the third proposal described in the Proxy, the Annual Meeting was adjourned until 9:30 a.m. Eastern Daylight Time on Wednesday, September 5, 2012 at the offices of Skadden, Arps, Slate, Meagher & Flom LLP, Four Times Square, New York, New York 10036. As of June 13, 2012, the record date, 202,891,351 shares of common stock were eligible to vote.

Proposal 1: The Company’s stockholders elected three Class II directors of the Company, who will each serve for a term of three years, or until his or her successor is duly elected and qualified, as follows:

Name of Director	FOR	WITHHELD	Broker Non-Vote

John J. Hannan	103,270,945	25,633,823	29,142,354
James C. Zelter	108,632,973	20,271,795	29,142,354
Ashok N. Bakhru	108,278,922	20,625,846	29,142,354

Proposal 2: The Company’s stockholders ratified the selection of PricewaterhouseCoopers LLP as independent registered public accounting firm of the Company for fiscal year ending March 31, 2013 as follows:

FOR	AGAINST	ABSTAIN	Broker Non-Vote

149,666,962	1,584,922	770,143	0 shares

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 9, 2012	APOLLO INVESTMENT CORPORATION

	By:	/s/ Joseph D. Glatt
Joseph D. Glatt Secretary

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